# TERM SHEET

## Joint Venture for the Development of a Hyper Scale Data Center (TIER IV)

## Establishment of a Joint Company and Regulation of Relations between the Parties

Date: 12 Jun 2026

This binding term sheet (the "Term Sheet") sets out the principal terms proposed between:

(1) Vision Wave Holdings, Inc. (VWAV), a public company traded on NASDAQ, company Registration No. 333-289952. Address: **300 Delaware Ave, Suite 210 #301, Wilmington, Delaware 19801, U.S.A.** The company's official Securities and Exchange Commission (SEC) CIK number is **0002038439**, and its Commission File Number is **001-42741** (the "Public Company"); and

(2) **Lucky Whale Production Limited**, company no. 79079335, of Suite 1108, Ocean Center, Harbour City, 5 Canton Road, Kowloon (KLN), Hong Kong (the LUCKY WHALE Group (the "Sponsor"),

(each a "Party" and together the "Parties"), in connection with the acquisition, development and operation of a hyper scale data center project, as further described below.

### Summary of Principal Commercial Terms

| Item | Proposed Terms |
|---|---|
| **Transaction** | Establishment of a jointly-held company (the "Joint Company") to develop, hold and operate the Project, and regulation of the Parties' relationship. |
| **The Project** | Land with building rights and a building permit for a Hyper scale TIER IV data center, held through the Project Company (SPV). |
| **Joint Company holdings** | Public Company 68% / Sponsor 32%. |
| **Interest in Project** | The Joint Company holds 75% of the Project Company; the Land Owner retains 25%. The Public Company's effective (look-through) interest in the Project is 51% (68% × 75%). |
| **Consideration** | The Public Company will allot Consideration Shares worth US$40,000,000 to the Land Owner – an all-share consideration (no cash) – priced by VWAP over an agreed period near Closing. |
| **Financing** | The Public Company will commit to raise the full capital required to construct and establish the data center, per the original development plan. |
| **Management** | The Sponsor will manage the Project and appoint the CEO; day-to-day management by the Sponsor together with the former controlling owner (the Land Owner). Reserved Matters require Public Company consent; a Deadlock mechanism will apply. |
| **Consideration Shares** | Subject to Lock-up / Leak-out and to Registration Rights. |

| Item | Proposed Terms |
|---|---|
| **Put Option** | For the remaining Project interest, exercisable up to 12 months after full construction completion; price = higher of the deal-derived value or an agreed appraiser's valuation. |
| **Conditions** | Due diligence, Definitive Agreements, corporate / NASDAQ / SEC approvals, fairness opinion (if required) and regulatory and third-party consents. |
| **Exclusivity** | Mutual no-shop for an agreed period (binding). |
| **Confidentiality** | Binding. |
| **Legal status** | Binding. |
| **Governing law** | To be set in the Definitive Agreements; absent agreement, the laws of the State of United States. |

*Amounts are stated in United States Dollars. Consideration values are based on the stated transaction value.*

## 1. Parties and Definitions

1.1 The introduction above and any schedules form an integral part of this Term Sheet.

1.2 "Land Owner" (or the "Seller") – the owner of the rights in the real estate designated for the development of a Hyperscale TIER IV data center, including the building rights and the building permit enabling construction of the facility (together, the "Project"), who has entered into a heads-of-terms (the "Deal Outline") with the Sponsor for the transfer and management of the rights in the Project.

1.3 "Joint Company" – a dedicated company to be incorporated by the Parties to develop the Project, hold the rights therein and manage it (Section 2).

1.4 "Project Company" – the special purpose vehicle (SPV) holding the land, the building permit and the Project rights.

1.5 "Consideration Shares" – ordinary shares of the Public Company to be allotted as consideration for the acquired rights (Section 4).

1.6 "Closing" – the date on which all conditions precedents are satisfied and the transaction becomes effective.

1.7 "Definitive Agreements" – the binding, detailed agreements implementing this Term Sheet, including the Joint Company's constitutional documents and shareholders' agreement, and the allotment/exchange agreement with the Land Owner.

## 2. Transaction Structure and Formation of the Joint Company

2.1 By Closing, the Parties will incorporate a joint company (the "Joint Company") to serve as the vehicle to develop the Project, hold the rights therein and manage it.

2.2 The Joint Company will be held as follows: 68% (sixty-eight percent) by the Public Company and 32% (thirty-two percent) by the Sponsor.

2.3 The Joint Company will hold 75% (seventy-five percent) of the rights in the Project Company, and the remaining 25% (twenty-five percent) will be retained by the Land Owner. As a result of the chain structure, the Public Company will indirectly hold 51% (fifty-one percent) of the rights in the land, the building permit and the Project.

2.4 The precise legal-commercial chain structure (including the holding structure, the manner of transfer of the rights and the tax aspects) will be set out in the Definitive Agreements, with a view to a structure that is efficient under corporate law, securities law and the Parties' tax considerations.

## 3. Capitalization and Holdings

The holding structure resulting from the transaction will be as follows:

| Rights holder | Holding in Joint Company | Effective interest in Project (look-through) |
|---|---|---|
| Public Company | 68% | 51% |
| Sponsor | 32% | 24% |

| Rights holder | Holding in Joint Company | Effective interest in Project (look-through) |
|---|---|---|
| Land Owner (direct) | — | 25% |
| **Total** | **100%** | **100%** |

The Joint Company holds 75% of the Project Company, and the remaining 25% is retained by the Land Owner. The Public Company's effective interest in the Project is the product of its holding in the Joint Company (68%) and the Joint Company's holding in the Project Company (75%), i.e. 51%.

## 4. Consideration Shares and Acquisition of Rights

4.1 For the acquisition of the rights and the establishment of the holding structure, the Public Company will allot to the Land Owner Consideration Shares worth US$40,000,000 (forty million Dollars), as an all-share consideration (no cash payment), such that upon completion the Public Company will own 51% of the rights in the land, the building permit and the Project, in each case through the Joint Company (chain of companies).

4.2 The share price for determining the number of Consideration Shares will be derived from a volume-weighted average price (VWAP) over an agreed period near Closing, in a manner fair to both Parties.

4.3 The allotment of the Consideration Shares will be subject to all approvals required by law and by the rules of the exchange, including, to the extent required, approval of the Public Company's shareholders' meeting in accordance with NASDAQ rules.

4.4 The transfer of the rights from the Land Owner into the joint structure will be effected through a dedicated allotment/exchange agreement with the Land Owner, in accordance with the Deal Outline and this Term Sheet.

## 5. Financing Commitment

5.1 The Public Company will commit (in the Definitive Agreements) to raise the full capital required for the construction and establishment of the data center in its entirety, in accordance with the original development plan of the Project, by way of capital raising in the capital markets and/or from one or more institutional financial entities.

5.2 The financing commitment will be defined by agreed milestones and timelines, including a target date for securing the financing sources (Financial Close) and financing volumes consistent with the project budget.

## 6. Management and Corporate Governance

6.1 The Sponsor will serve as the manager of the Project and will appoint, on its behalf, the CEO of the Project.

6.2 Day-to-day management of the Project will be carried out by the Sponsor together with the former controlling owner of the Project (the Land Owner), subject to the policy and oversight of the Board of Directors.

6.3 Notwithstanding the holding percentages, the Parties will anchor in the Joint Company's shareholders' agreement the management and appointment rights set out above, alongside a list of "Reserved Matters" requiring the Public Company's consent (including budget, capital raises, material change of business and related-party transactions), as well as a deadlock-resolution mechanism.

6.4 The composition of the Board, its committees and the Parties' appointment rights will reflect the holding percentages and the corporate-governance requirements applicable to a NASDAQ-traded company.

## 7. Consideration Shares – Lock-up, Leak-out and Registration Rights

7.1 The Consideration Shares will be subject to lock-up arrangements (Lock-up) and to an orderly disposal mechanism (Leak-out) that adapts the pace of sale to actual trading volumes.

7.2 The Public Company will grant the recipients of the Consideration Shares registration rights (Registration Rights), including resale registration, on agreed timelines, to ensure lawful and orderly liquidity, all in accordance with US federal securities laws and the rules of the exchange.

## 8. Put Option

8.1 In accordance with the Deal Outline, the Public Company will grant a put option for the sale of the remaining rights in the Project, exercisable up to 12 months from the date of full completion of construction of the Project.

8.2 The exercise price will be the higher of the value derived from the transaction value and the valuation of an agreed appraiser at the time of exercise. The terms of the option, the valuation mechanism, the settlement and the security arrangements will be set out in the Definitive Agreements.

## 9. Conditions Precedent and Regulatory Approvals

9.1 Completion of the transaction will be subject, inter alia, to the following conditions precedent:

- Completion of due diligence (legal, accounting, commercial, tax and technical) to the Parties' satisfaction.
- Execution of the Definitive Agreements (joint-company formation agreement, shareholders' agreement, allotment/exchange agreement and the option agreements).
- Receipt of corporate approvals, including board approval and approval of the Public Company's shareholders' meeting to the extent required under NASDAQ rules.
- Completion of disclosures and filings with the Securities and Exchange Commission (SEC) and the exchange, and receipt of a fairness opinion if required.
- Receipt of regulatory approvals, licensing and third-party consents required for the transfer of the rights and the establishment of the Project.

9.2 The Parties will cooperate in good faith to satisfy the conditions precedent within the timelines to be agreed.

## 10. Representations and Undertakings

10.1 Each Party represents that it is authorized to enter into this Term Sheet, and that its execution and the performance of its obligations do not breach any law or other agreement binding upon it.

10.2 The Definitive Agreements will include customary fundamental representations for transactions of this type (including title to the rights, no breach, legal and planning status, material obligations and the like) and interim-period covenants, as customary.

## 11. Exclusivity (No-Shop)

11.1 From the date of signing this Term Sheet and for an agreed period, the Parties will grant each other mutual exclusivity and will refrain from conducting parallel negotiations with third parties regarding an alternative transaction in respect of the Project.

## 12. Confidentiality

12.1 This Term Sheet, its content and any information exchanged between the Parties in connection with the transaction are confidential, and will not be disclosed to any third party except with prior written consent or as required by law, including disclosure obligations applicable to a public company.

12.2 The confidentiality undertaking will survive the termination of the engagement and will remain in effect even if the transaction is not completed.

## 13. Costs

13.1 Unless otherwise agreed, each Party will bear its own costs in connection with the negotiation and the preparation of this Term Sheet and the Definitive Agreements. Specific cost and tax allocations (including transaction taxes and fees) will be determined in the Definitive Agreements.

## 14. Legal Status of this Term Sheet

14.1 This Term Sheet is a binding document reflecting the Parties' intentions, and creates binding legal obligation to consummate the transaction.

14.2 In the event of any conflict between this Term Sheet and the Deal Outline (the heads-of-terms with the Land Owner), the provisions of this Term Sheet will prevail.

14.3 Any amendment or addition to this Term Sheet will be made in writing and signed by both Parties.

## 15. Governing Law and Jurisdiction

15.1 Given the international nature of the transaction – the Public Company being subject to US law and the rules of the exchange, and the Project and the land being subject to local law – the governing law and jurisdiction will be anchored in the Definitive Agreements in a manner that ensures certainty and enforceability. Absent any other determination, this Term Sheet will be governed by the laws of the State of United States.

**Agreed and accepted:**

**The Public Company – by its authorized signatories**

**(name and title:** Doug Davis - CEO **)**

____________________

**The Sponsor (the LUKY WALE Group) – by its authorized signatories**

**(name and title:** Yuval Birman - CEO **)**

____________________